UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 21, 2026

FIVE STAR BANCORP
(Exact Name of Registrant as Specified in Charter)

California	001-40379	75-3100966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 Zinfandel Drive, Suite 100, Rancho Cordova, California, 95670
(Address of Principal Executive Offices, and Zip Code)

(916) 626-5000
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	FSBC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote by Security Holders

On May 21, 2026, the Company held its Annual Meeting; 19,281,004 shares were represented by proxies or voted at the Annual Meeting, or 90.20% of the total shares outstanding. At the Annual Meeting, shareholders elected all of the 10 director nominees named in the Company’s 2026 Proxy Statement for a one-year term until the 2027 Annual Meeting of Shareholders and to serve until his or her successor is elected and qualified; and ratified the appointment of Baker Tilly US LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2026. Final voting results from the Annual Meeting are as follows:

Item 1 – Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Robert T. Perry Smith	16,928,021	123,539	2,229,444
Randall E. Reynoso	16,948,374	103,186	2,229,444
Larry E. Allbaugh	16,710,654	340,906	2,229,444
James E. Beckwith	17,027,202	24,358	2,229,444
Shannon Deary-Bell	17,015,121	36,439	2,229,444
Warren P. Kashiwagi	16,948,319	103,241	2,229,444
Donna L. Lucas	17,018,927	32,633	2,229,444
David F. Nickum	17,025,411	26,149	2,229,444
Kevin F. Ramos	17,019,380	32,180	2,229,444
Judson T. Riggs	16,801,133	250,427	2,229,444

Item 2 – Ratification of Selection of Baker Tilly US LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2026

For	Against	Abstain	Broker Non-Votes
19,264,155	10,183	6,666	0

No other matters were submitted for shareholder action.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR BANCORP

	By:	/s/ Heather C. Luck
Name: Heather C. Luck
Title: Executive Vice President and Chief Financial Officer

Date: May 28, 2026